Exhibit 99.1

  Pacific Energy Development Signs Merger Agreement with
GOM Holdings

Merger expected to significantly increase
Company production to over 3,000 boepd and reserves to approximately $600 million

Danville, CA, Wednesday, December 30, 2015 – PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE MKT: PED) (the “Company”) today announced the entry into an Agreement and Plan of Merger and Reorganization (“Merger Agreement”) with GOM Holdings, LLC, a privately-held Delaware company (“GOM”), whereby the Company will acquire 100% ownership of GOM in a merger scheduled to close as early as January 19, 2016 and no later than February 29, 2016, subject to standard closing conditions and certain conditions precedent.  Immediately prior to the entry into the Merger Agreement, the Company and Dome Energy mutually agreed to terminate their pending merger due to the continued downturn in oil prices and challenging market environment.  The Company believes the merger with GOM is much more accretive to the Company and its shareholders.

GOM currently produces approximately 2,700 barrels of oil equivalent per day (“BOEPD”) net from a core operated portfolio of oil and gas assets located in the United States, and has an approximate $500 million PV-10 value of its proved (P1) reserves located in Texas, California and Louisiana, as estimated by leading independent reservoir engineering firms Netherland, Sewell & Associates, Inc. and DeGolyer and MacNaughton.

Commenting on these matters, Mr. Frank Ingriselli, the Company’s Chairman and Chief Executive Officer, commented, “We are very pleased and excited to announce our planned combination with GOM, a combination which we believe will bring substantial value to our shareholders even in this low oil price environment, creating a viable and strong operator with a diverse portfolio of producing assets, manageable debt and significant drilling inventory with expected returns of greater than 40%, even at our currently low oil prices, providing additional tremendous upside potential as the oil industry recovers.  GOM’s current production of approximately 2,700 Boe/d (net) would immediately boost our daily production to over 3,000 Boe/d (net), and our combination with GOM is anticipated to grow the PV-10 of our proven reserves to nearly $600 million.  We believe GOM’s assets provide strong returns and low risk.  For example, GOM’s 2-well redevelopment plan of one of its assets in Texas alone is expected to have a payback of 7-8 months and a 13x return on investment at current pricing, and deliver an additional ~5,000 Boe/d (net) of oil once online.  GOM has an inventory of projects it can bring to the Company, which, when coupled with our D-J Basin assets, form a large portfolio of oil and gas projects that at today’s current oil prices have potential to provide very favorable returns and exciting growth to our investors.”

“While we were initially hopeful the planned transaction with Dome would provide synergies and help us weather the current oil price environment, we believe the GOM transaction, which will significantly increase the size of our company, will allow more institutional sponsorship, better access to capital, and will strategically position us for profit and growth both now and as the oil market improves.  Most importantly, this transaction should immediately be accretive to shareholder value and be well-received by the market, as we estimate the value of the acquired assets, production and operations in excess of $500 million, which we will be paying for through a combination of assumption of debt and the issuance of approximately $300 million of our stock which the parties are valuing at $0.45 per share, which is significantly higher than our recent closing prices.  We look forward to moving forward swiftly to close the transaction with GOM in the first quarter of 2016.”

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE MKT:  PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States. The Company’s principal asset is its D-J Basin Asset located in the D-J Basin in Colorado. Pacific Energy Development is headquartered in Danville, California, with an operations office in Houston, Texas.

About GOM Holdings, LLC

GOM Holdings, LLC is a privately-held Houston-based upstream energy company primarily focused on the acquisition, development, and production of oil and gas from shallow offshore and onshore assets located in Texas, California and Louisiana.  GOM currently produces approximately 2,700 barrels of oil equivalent per day (“BOEPD”) net from a core operated portfolio of oil and gas assets, and has an approximate $500 million PV-10 value of its P1 reserves located in the United States, as estimated by leading independent reservoir engineering firms Netherland, Sewell & Associates, Inc. and DeGolyer and MacNaughton.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and its subsequent Quarterly Reports on Form 10-Q.  The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the SEC.

Important Information

In connection with the proposed business combination between PEDEVCO Corp. (“PEDEVCO”) and GOM Holdings, LLC (“GOM”), PEDEVCO currently intends to file a proxy statement with the SEC to seek approval for the Shareholder Approval defined and described above. This communication is not a substitute for any proxy statement or other document PEDEVCO may file with the SEC in connection with the Shareholder Approval. Prospective investors are urged to read the proxy statement when filed as it will contain important information. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of PEDEVCO. Prospective investors may obtain free copies of the proxy statement, when filed, as well as other filings containing information about PEDEVCO, without charge, at the SEC’s website (www.sec.gov). Copies of PEDEVCO’s SEC filings may also be obtained from PEDEVCO without charge at PEDEVCO’s website (www.pacificenergydevelopment.com) or by directing a request to PEDEVCO at (855) 733-3826.

Participants in Solicitation

PEDEVCO and its directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the Shareholder Approval. Information regarding PEDEVCO’s directors and executive officers is available in PEDEVCO’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 31, 2015 and PEDEVCO Corp.’s definitive proxy statement on Schedule 14A, filed with the SEC on August 25, 2015. Additional information regarding the interests of such potential participants will be included in the proxy statement to be filed with the SEC by PEDEVCO in connection with the Shareholder Approval and in other relevant documents filed by PEDEVCO with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Contacts

Bonnie Tang

Pacific Energy Development
1-855-733-3826 ext. 21 (Media)
PR@pacificenergydevelopment.com

Investor Relations:

Stonegate, Inc.
Casey Stegman
1-214-987-4121
casey@stonegateinc.com